Exhibit 10.2

NINTH AMENDMENT TO
AMENDED AND RESTATED CONSUMER CREDIT CARD PROGRAM
AGREEMENT

This Ninth Amendment (“Amendment Number 9”) dated as of July 10, 2017 to that certain Consumer Credit Card Program Agreement made as of December 6, 1999, as amended and restated as of November 5, 2009, and as amended as of October 29, 2010, January 30, 2013, October 11, 2013, February 25, 2014, April 6, 2015, June 26, 2015, August 17, 2016 and January 18, 2017, is made by and between J. C. PENNEY CORPORATION, INC., formerly known as J. C. Penney Company, Inc., a Delaware corporation, with its principal place of business at Plano, Texas (“JCPenney”), and SYNCHRONY BANK, assignee of Monogram Credit Card Bank of Georgia and formerly known as GE Capital Retail Bank and GE Money Bank (“Bank”), with its principal place of business at 170 W. Election Road, Draper, Utah 84020 (together with all exhibits and schedules thereto, as the same may be amended from time to time, the “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.
WITNESSETH:
WHEREAS, JCPenney, through its wholly-owned subsidiary, JCPenney Services, LLC (“JCPenney Services”), is starting an in-home services business unit that will offer for sale and installation certain in-home products and services, including HVAC, bath remodeling, hot water heaters and related services; and
WHEREAS, JCPenney or JCPenney Services will contract with third party independent contractors who, either directly or through subcontractors, will deliver such in-home products and services (however the sale of such products and services will be between JCPenney or JCPenney Services and the consumer); and
WHEREAS, the parties desire that Bank offer a credit card product to finance the purchase of such in-home products and services; and
WHEREAS, the parties agree to offer and administer a program for such credit card product as provided herein.

NOW, THEREFORE, in consideration of the terms and conditions stated herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
I.    Defined Terms.
A.    Bank and JCPenney hereby agree that the following defined terms are added to Section 15.1 of the Agreement:
“Home Services” means in-home products and services provided by JCPenney or JCPenney Services, either directly or through Home Services Companies and Subcontractors.
“Home Services Account” means and includes any and all of the following, whether now existing or hereafter created: (i) Home Services Credit Card Agreements; (ii) Account Documentation with respect to a Home Services Account; (iii) accounts, accounts receivable, Indebtedness in respect of Home Services Accounts, other receivables, contract rights, obligations, choses in action, general intangibles, chattel paper, instruments, documents and notes, and contract rights related to, comprising, securing or evidencing the obligations or the receivables arising under or from any Home Services Credit Card Agreements or Account Documentation related to a Home Services Account and all proceeds of all of the foregoing; (iv) any and all rights as to any goods or other property which is represented thereby or is security or collateral therefore; (v) all guarantees, claims, security interests or other security held by or granted to Bank to secure payment by any Person with respect thereto; (vi) the right to collect all amounts charged with a Home Services Credit Card with respect to a Debt Protection Program; and (vii) any and all other rights, remedies, benefits, interests and titles, both legal and equitable, to which Bank may now or at any time hereafter be entitled in respect of the foregoing.
“Home Services Cardholder” means any natural person who (a) has at any time entered into a Home Services Credit Card Agreement, (b) is obligated under or with respect to a Home Services Account, (c) is issued and is authorized to use a Home Services Credit Card, or (d) is authorized to use a Home Services Credit Card by a consumer who has been issued a Home Services Credit Card.
“Home Services Company” means a Person retained by JCPenney or JCPenney Services to provide Home Services.
“Home Services Credit Card” means the plastic card or other device issued by Bank under the Home Services Program solely for use to make purchases of Home Services.

“Home Services Credit Card Agreement” means the open‑end, revolving credit agreement between Bank and a Cardholder (and any replacement of such agreement) that governs the use of a Home Services Account, together with any amendments.
“Home Services Credit Card Application” means a Credit Card Application in respect of a Home Services Account.
“Home Services Card Program” means the open‑end private label revolving credit card program established by Bank under which Home Services Credit Cards are issued solely for the purpose of financing the purchase of Home Services. The term “Home Services Card Program” includes the extension of credit by Bank to Home Services Cardholders, billings, collections, accounting between the parties and all aspects of the customized revolving credit plan contemplated herein.
“Home Services Card Program Operating Procedures” means the instructions and procedures established in connection with the operation and administration of the Home Services Card Program as set forth in Attachment 16.1(c) to Schedule 16 of this Agreement, as changed or modified from time to time; provided, however such instructions and procedures may not be changed or modified by Bank without JCPenney’s prior written approval, not to be unreasonably withheld or delayed by JCPenney.
“Home Services Net Credit Volume” means, with respect to any period, an amount equal to (a) the aggregate amount of Charge Slips on Home Services Accounts for such period as reflected in Charge Transaction Data, less (b) the aggregate amount of any Credit Slips on Home Services Accounts for such period as reflected in Charge Transaction Data, less (c) the sum of chargebacks in respect of Home Services Accounts in accordance with Exhibit E for such period, plus (d) the sum of chargeback reversals in respect of Home Services Accounts in accordance with Exhibit E for such period.
“Home Services Purchase” means the purchase of Home Services (including any sales tax and/or shipping and handling amounts assessed thereon) by a Home Services Cardholder on a Home Services Account, or amounts debited on a Home Services Account pursuant to a Debt Protection Program.
“Subcontractor” means a Person who is retained to provide, on behalf of a Homes Services Company, all or a portion of the Home Services that are to be provided to a consumer.
B.    Bank and JCPenney hereby agree that the following definitions in Section 15.1 of the Agreement are hereby amended to read in their entireties as follows:
“Account” means and includes any and all Private Label Accounts and Dual Card Accounts and Personal Payment Plan Accounts and Home Services Accounts.

“JCPenney Purchase(s)” means a purchase by a Cardholder of Goods and/or Services from JCPenney or another Authorized Entity, including a Home Services Purchase and a purchase under Incidental Marketing Programs, as to which Bank advances funds and debits an Account under the Program, whether such purchase occurs at a JCPenney Location, by mail order, by telephone order, by computer or other direct access method, or by any other medium or method through which a purchase of (i) Goods and/or Services, (ii) Home Services or (iii) products or services under an Incidental Marketing Program can be effected.
“Program” means, collectively, the Private Label Program, the Dual Card Program, the Personal Payment Plan Program and the Home Services Card Program.
II.    Home Services Card Program.
A.    A new Article XVI is hereby added to the Agreement to read as follows:
“ARTICLE XVI
HOME SERVICES CARD PROGRAM
16.1    General. The parties’ respective rights and obligations in respect of the Home Services Card Program and Home Services Accounts opened thereunder shall be as set forth in Schedule 16.”
B.    The parties hereby add a new Schedule 16 to the Agreement in the form attached to this Amendment Number 9, which Schedule 16 is incorporated herein and made a part hereof.
III.    Credit Review Point. Bank and JCPenney hereby agree to the changes in respect of the Credit Review Point set forth in Schedule III attached hereto and made a part hereof.
IV.    Miscellaneous.
A.    The execution, delivery and performance of this Amendment Number 9 has been duly authorized by all requisite corporate action on the part of each party hereto and upon execution by all parties, will constitute a legal and binding obligation of each such party.
B.    The Agreement, as amended by this Amendment Number 9, constitutes the entire understanding of the parties with respect to the subject matter thereof. Except as expressly amended hereby, the terms and conditions of the Agreement shall continue and remain in full force and effect. In the event of any conflict between the Agreement and this Amendment Number 9, the terms and conditions of this Amendment

Number 9 shall govern. Without limiting the foregoing, this Amendment Number 9 supersedes and replaces in its entirety that certain letter agreement, dated January 9, 2017, by and between Bank and JCPenney regarding a home services card program.
C.    The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment Number 9 and the consummation of the transactions contemplated hereby and thereby.
D.    This Amendment Number 9 may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. A facsimile or other electronic signature is as valid and binding as an original.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number 9 as of the date first written above.

J. C. PENNEY CORPORATION, INC.		SYNCHRONY BANK

By:	/s/ James Ward	By:	/s/ Tom Quindlen
	James Ward		Tom Quindlen
Title:	Vice President, Credit	Title:	Executive Vice President - Retail Card